Mueller Industries, Inc. Reports Third Quarter 2015 Earnings

MEMPHIS, Tenn., October 20, 2015 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $17.8 million, or 31 cents per diluted share, for the third quarter of 2015.  This compares to net income of $23.8 million, or 42 cents per diluted share, during the third quarter of 2014.  Net sales for the third quarter of 2015 were $535.2 million compared with $602.8 million for the same quarter of the prior year.
Both revenues and earnings in the third quarter of 2015 were impacted by lower copper prices and lower unit volume in the OEM Segment.  The average price of copper was $2.40 per pound in the third quarter of 2015 compared to $3.16 per pound in the third quarter of 2014.  During the third quarter of 2015, copper declined $0.37 per pound, or 49 percent of the year-over-year decline.
The sharp decline of copper in the quarter put pressure on margins of our FIFO accounting businesses.  OEM volumes in the US continued to be impacted by soft demand in the industrial segment and increased import competition due to the stronger dollar.  OEM volumes in China were impacted by slowing demand due to general domestic economic conditions.

Financial and Operating Highlights for the third quarter of 2015:
-	The impact of the copper decline represented $63.3 million of the $67.6 million reduction in net sales and $13.5 million in lower gross margins.
-	The effective tax rate for the quarter reflects a benefit of $4.2 million related to a reduction to the Company's deferred tax liabilities.
-	The rationalization of the UK copper tube business acquired in 2014 was completed during the quarter. All associated impairments and redundancy expenses are now complete.
-	During the quarter we completed the acquisition of Great Lakes Copper and invested in a joint venture that acquired Tecumseh Products Company for a total cash investment of $137.4 million.
-	The Company recognized $2.2 million in expenses related to transaction costs linked to the investment in Tecumseh Products Company in the final week of the quarter.
-	Cash provided from operations in the quarter was $78.3 million with the quarter end cash totaling $220.7 million, or $3.86 per share.
-	Debt to total capitalization was 20.5 percent and the current ratio was 3.6 to 1.

Regarding the outlook, Greg Christopher, Mueller's CEO, said "Construction remains positive in both residential and non-residential segments and we expect this trend to continue.  However, uncertainty in the industrial sectors looks to continue into the next few quarters."  He adds, "We have completed the rationalizations of our Yorkshire and Howell acquisitions and we are pleased with their continuing improvement.  Our balance sheet remains solid and cash remains strong after investing $173.3 million in acquisitions and $22.5 million in capital improvements year-to-date 2015."

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Mueller Industries, Inc. is a an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics.  It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, and China.  Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications.  Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings. The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
 (901)753-3226

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Net sales	$535,184	$602,820	$1,628,019	$1,826,885

Cost of goods sold	467,167	521,278	1,398,366	1,574,830
Depreciation and amortization	8,749	8,952	24,790	25,651
Selling, general, and administrative expense	32,241	34,004	98,492	100,512
Gain on sale of assets	—	—	(15,376)	(1,417)
Severance	—	860	3,442	3,072

Operating income	27,027	37,726	118,305	124,237

Interest expense	(1,682)	(1,430)	(5,977)	(3,913)
Other income, net	164	225	534	440

Income before income taxes	25,509	36,521	112,862	120,764

Income tax expense	(5,223)	(12,199)	(36,374)	(36,279)
Income/(loss) from unconsolidated subsidiary, net of tax	(2,191)	—	(2,191)	—

Consolidated net income	18,095	24,322	74,297	84,485

Net income attributable to noncontrolling interest	(295)	(499)	(868)	(911)

Net income attributable to Mueller Industries, Inc.	$17,800	$23,823	$73,429	$83,574

Weighted average shares for basic earnings per share	56,375	56,107	56,272	55,999
Effect of dilutive stock-based awards	598	637	690	746

Adjusted weighted average shares for diluted earnings per share	56,973	56,744	56,962	56,745

Basic earnings per share	$0.32	$0.42	$1.30	$1.49

Diluted earnings per share	$0.31	$0.42	$1.29	$1.47

Dividends per share	$0.075	$0.075	$0.225	$0.225

Summary Segment Data:

Net sales:
Plumbing & Refrigeration Segment	$325,022	$357,843	$957,375	$1,093,060
OEM Segment	212,596	247,883	678,293	743,322
Elimination of intersegment sales	(2,434)	(2,906)	(7,649)	(9,497)

Net sales	$535,184	$602,820	$1,628,019	$1,826,885

Operating income:
Plumbing & Refrigeration Segment	$19,559	$20,156	$75,033	$76,371
OEM Segment	13,278	23,977	62,627	68,479
Unallocated expenses	(5,810)	(6,407)	(19,355)	(20,613)

Operating income	$27,027	$37,726	$118,305	$124,237

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 26, 2015	December 27, 2014
ASSETS
Cash and cash equivalents	$220,745	$352,134
Accounts receivable, net	299,417	275,065
Inventories	250,799	256,585
Other current assets	54,538	57,429

Total current assets	825,499	941,213

Property, plant, and equipment, net	270,655	245,910
Other assets	277,372	140,973

	$1,373,526	$1,328,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$13,756	$36,194
Accounts payable	113,597	100,735
Other current liabilities	102,188	101,140

Total current liabilities	229,541	238,069

Long-term debt	204,500	205,250
Pension and postretirement liabilities	44,024	41,556
Environmental reserves	21,566	21,842
Deferred income taxes	22,142	24,556
Other noncurrent liabilities	3,570	1,389

Total liabilities	525,343	532,662

Total Mueller Industries, Inc. stockholders' equity	815,433	762,150
Noncontrolling interest	32,750	33,284

Total equity	848,183	795,434

	$1,373,526	$1,328,096

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 26, 2015	September 27, 2014

Cash flows from operating activities
Consolidated net income	$74,297	$84,485
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	25,132	25,888
Stock-based compensation expense	4,611	4,957
Equity in losses of unconsolidated subsidiary	2,191	—
Gain on disposal of assets	(14,875)	(1,146)
Impairment charges	570	—
Deferred income taxes	(8,262)	(6,908)
Income tax benefit from exercise of stock options	(953)	(829)
Changes in assets and liabilities, net of businesses acquired:
Receivables	5,249	(62,854)
Inventories	29,901	(14,868)
Other assets	4,302	(15,272)
Current liabilities	(27,580)	(8,675)
Other liabilities	740	(797)
Other, net	145	223

Net cash provided by operating activities	95,468	4,204

Cash flows from investing activities
Capital expenditures	(22,502)	(28,406)
Businesses acquired, net of cash acquired	(107,405)	(30,137)
Net withdrawals from restricted cash balances	1,822	2,507
Investment in unconsolidated subsidiary	(65,900)	—
Proceeds from the sales of assets	5,521	4,920

Net cash used in investing activities	(188,464)	(51,116)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(12,669)	(12,606)
Issuance of debt by Mueller Europe, Limited, net	—	12,008
Repayment of debt by joint venture, net	(21,597)	(3,170)
Net cash used to settle stock-based awards	(718)	(887)
Repurchase of common stock	—	(58)
Repayments of long-term debt	(750)	(800)
Income tax benefit from exercise of stock options	953	829

Net cash used in financing activities	(34,781)	(4,684)

Effect of exchange rate changes on cash	(3,612)	(346)

Decrease in cash and cash equivalents	(131,389)	(51,942)
Cash and cash equivalents at the beginning of the period	352,134	311,800

Cash and cash equivalents at the end of the period	$220,745	$259,858

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